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                                                                     Exhibit 4.2


                         KNOWLEDGE WELL GROUP LIMITED
                            1998 SHARE OPTION PLAN

1.   Purposes of the Plan.  The purposes of this Share Plan are:
     --------------------
     . to attract and retain the best available personnel for positions of substantial responsibility;
     . to provide additional incentive to Employees, Directors and Consultants; and
     .     to promote the success of the Company's business.
     Options granted under the Plan may be Incentive Share Options or Non-statutory Share Options, as determined by the Administrator at the time of grant.

2.   Definitions.  As used herein, the following definitions shall apply:
     -----------
     (a)  "Administrator"     means the Board or any of its Committees as shall
                              be administering the Plan, in accordance with
                              Section 4 of the Plan.
     (b)  "Applicable Laws"   means the legal requirements relating to the
                              administration of share option plans under United
                              States state corporate laws, United States federal
                              and state securities laws, the Code, any stock
                              exchange or quotation system on which the Ordinary
                              Shares are listed or quoted and the applicable
                              laws of Ireland.
     (c)  "Board"             means the Board of Directors of the Company.
     (d)  "Code"              means the United States Internal Revenue Code of
                              1986, as amended.
     (e)  "Committee"         means a Committee appointed by the Board in
                              accordance with Section 4 of the Plan.
     (f)  "Company"           means Knowledge Well Limited a company
                              incorporated under the laws of Ireland.
     (g)  "Consultant"        means any person, including an advisor, engaged by
                              the Company or a Parent or Subsidiary to render
                              services and who is compensated for such services.
     (h)  "Continuous         means that the employment relationship,
          Status as an        directorship or consulting relationship with the
          Employee,           Company, any Parent or Subsidiary is not
          Director or         Parent or Subsidiary is not interrupted or
          Consultant"         terminated. Continuous Status as an Employee,
                              Director or Consultant shall not be considered
                              interrupted in the case
                              of (i) any leave of absence approved by the
                              Company or (ii) transfers between locations of the
                              Company or between the Company, its Parent, any
                              Subsidiary, or any successor. A leave of absence
                              approved by the Company shall include sick leave,
                              military leave, or any other personal leave. For
                              purposes of Incentive Share Options, no such leave
                              may exceed 90 days, unless reemployment upon
                              expiration of such leave is guaranteed by statute
                              or contract, including Company policies. If
                              reemployment upon expiration of a leave of absence
                              approved by the Company is not so guaranteed, on
                              the 181st day of such leave any Incentive Share
                              Option held by the Optionee shall cease to be
                              treated as an Incentive Share Option and shall be
                              treated for tax purposes as a Non-statutory Share
                              Option.
     (i)  "Director"          means a member of the Board.
     (j)  "Disability"        means total and permanent disability as defined in
                              Section 22(e)(3) of the Code.
     (k)  "Employee"          means any person, including Officers and
                              Directors, employed by the Company or any Parent
                              or Subsidiary of the Company. Neither service as a
                              Director nor payment of a director's fee by the
                              Company shall be sufficient to constitute
                              "employment" by the Company.
     (l)  "Exchange Act"      means the Securities Exchange Act of 1934, as
                              amended.
     (m)  "Fair Market        means, as of any date, the value of Ordinary
          Value"              Shares determined as follows:
                              (i)    If the Ordinary Shares are listed, quoted
                                     or traded on any established stock exchange
                                     (including without limitation, the
                                     Alternative Investment Market of the London
                                     Stock Exchange Limited and the Developing
                                     Companies Market of The Irish Stock
                                     Exchange Limited) or a national market
                                     system in the United States of America
                                     (including without limitation the Nasdaq
                                     National Market or

                                     The Nasdaq SmallCap Market of the Nasdaq
                                     Stock Market) the Fair Market Value of an
                                     Ordinary Share shall be the closing sales price for such Ordinary Share (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Ordinary Shares) on the last market trading day prior to the day of determination, as reported in The Financial Times, The Irish Times or The Wall Street Journal (as applicable) or such other source as the Administrator deems reliable;

                              (ii)   If the Ordinary Shares are regularly quoted
                                     by a recognized securities dealer but
                                     selling prices are not reported, the Fair
                                     Market Value of an Ordinary Share shall be
                                     the mean between the high bid and low asked
                                     prices for the Ordinary Shares on the last
                                     market trading day prior to the day of
                                     determination, as reported in The Financial
                                     Times, The Irish Times or The Wall Street
                                     Journal or such other source as the
                                     Administrator deems reliable;
                              (iii)  In the absence of an established market for
                                     the Ordinary Shares, the Fair Market Value
                                     shall be determined in good faith by the
                                     Administrator;
                              (iv)   In no event shall the Fair Market Value be
                                     less than the par value of the Ordinary
                                     Shares.
     (n)  "Incentive Share    means an Option intended to qualify as an
          Option"             incentive stock option within the meaning of
                              Section 422 of the Code and the regulations
                              promulgated thereunder.
     (o)  "Non-statutory      means an Option not intended to qualify as an
          Share Option"       Incentive Share Option.
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     (p)  "Notice of Grant"   means a written notice evidencing certain terms
                              and conditions of an individual Option grant. The
                              Notice of Grant is part of the Option Agreement.
     (q)  "Officer"           means a person who is an officer of the Company
                              within the meaning of Section 16 of the Exchange
                              Act and the rules and regulations promulgated
                              thereunder.
     (r)  "Option"            means an option to purchase Ordinary Shares
                              granted pursuant to the Plan.
     (s)  "Option             means a written agreement between the Company and
          Agreement"          an Optionee evidencing the terms and conditions of
                              an individual Option grant. The Option Agreement
                              is subject to the terms and conditions of the
                              Plan.
     (t)  "Option Exchange    means a program whereby outstanding options are
          Program"            surrendered in exchange for options with a lower
                              exercise price.
     (u)  "Optioned Share"    means the Ordinary Shares subject to an Option.
     (v)  "Optionee"          means an Employee, Director or Consultant who
                              holds an outstanding Option.
     (w)  "Ordinary Shares"   means the ordinary shares in the capital of the
                              Company.
     (x)  "Parent"            means a "parent corporation", whether now or
                              hereafter existing, as defined in Section 424(e)
                              of the Code.
     (y)  "Plan"              means this 1998 Share Option Plan.
     (z)  "Subsidiary"        means a "subsidiary corporation", whether now or
                              hereafter existing, as defined in Section 424(f) of the Code.

3.   Shares Subject to the Plan.  Subject to the provisions of Section 12 of the
     --------------------------
     Plan, the maximum aggregate number of Ordinary Shares which may be optioned and sold under the Plan shall not exceed 4,000,000 Ordinary Shares. The Ordinary Shares may be authorized, but unissued. If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Ordinary Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Ordinary Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.   Administration of the Plan
     --------------------------
(a)  Procedure
     ---------
     The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b)  Powers of the Administrator.  Subject to the provisions of the Plan, and in
     ----------------------------
     the case of a Committee, subject to the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities the Administrator shall have the authority, in its discretion:

     (i) to determine the Fair Market Value of the Ordinary Shares, in accordance with Section 2(m) of the Plan;

     (ii) to select the Employees, Directors and Consultants to whom Options may be granted hereunder;

     (iii) to determine whether and to what extent Options are granted hereunder;

     (iv) to determine the service periods for which the Options have been granted;

     (v) to determine the number of Ordinary Shares to be covered by each Option granted hereunder;

     (vi)   to approve forms of agreement for use under the Plan;

     (vii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Ordinary Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

     (viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Orindary Shares covered by such Option shall have declined since the date the Option was granted;

     (ix) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

     (x) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
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     (xi)   to modify or amend each Option (subject to Section 14(c) of the
            Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

     (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

     (xiii) to institute an Option Exercise Program;

     (xv) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Ordinary Shares to be issued upon exercise of an Option that number of Ordinary Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Ordinary Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Ordinary Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

     (xv)   to determine the terms and restrictions applicable to Options; and

     (xvi) to make all other determinations deemed necessary or advisable for administering the Plan.

(c)  Effect of Administrator's Decision.  The Administrator's decisions,
     ----------------------------------
     determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

5.   Eligibility.  Non-statutory Share Options may be granted to Employees,
     -----------
     Directors and Consultants. Incentive Share Options may be granted only to Employees. If otherwise eligible, an Employee, Director or Consultant who has been granted an Option may be granted additional Options.

6.   Limitations.
     -----------
     (a) Each Option shall be designated in the Notice of Grant as either an Incentive Share Option or a Non-statutory Share Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:
            (i) of Ordinary Shares subject to an Optionee's Incentive Share
                Options granted by the Company, any Parent or Subsidiary, which

            (ii) become exercisable for the first time during any calendar year
                 (under all plans of the Company or any Parent or Subsidiary)

            exceeds US$100,000, such excess Options shall be treated as Non-statutory Share Options. For purposes of this Section 6(a), Incentive Share Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Ordinary Shares shall be determined as of the time of grant.

     (b) Subject to Applicable Laws, neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment relationship, directorship or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment relationship, directorship or consulting relationship at any time, with or without cause.

7.   Term of Plan.  Subject to Section 18 of the Plan, the Plan shall become
     ------------
     effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

8.   Term of Option.  The term of each Option shall be stated in the Notice of
     --------------
     Grant;   provided, however, that in the case of an Incentive Share Option, the term shall be no more than ten (10) years from the date of grant. Moreover, in the case of an Incentive Share Option granted to an Optionee who, at the time the Incentive Share Option is granted, owns a number of Ordinary Shares representing more than ten per cent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Incentive Share Option shall be no more than five (5) years from the date of grant.

9.   Option Exercise Price and Consideration.
     ---------------------------------------
     (a)    Exercise Price.  The per share exercise price for the Ordinary
            --------------
            Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:
            (i)   In the case of an Incentive Share Option:
                  (A) granted to an Employee who, at the time the Incentive Share Option is granted, owns a number of Ordinary Shares representing more than ten per cent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per share on the date of grant;

                 (B) granted to an Employee other than an Employee described in paragraph (A) immediately above, the exercise price shall be no less than 100% of the Fair Market Value per share on the date of grant.

          (ii) In the case of a Non-statutory Share Option, the exercise price shall be determined by the Administrator subject to Applicable Laws.

          (iii) Notwithstanding the foregoing, Options may be granted with a per share exercise price other than as required above pursuant to a merger or other corporate transaction.

    (b)   Waiting Period and Exercise Dates.  At the time an Option is granted,
          ---------------------------------
          the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

    (c)   Form of Consideration.  The Administrator shall determine the
          ---------------------
          acceptable form of consideration for exercising an Option, including the method of payment, subject to compliance with Applicable Laws. In the case of an Incentive Share Option, the Administrator shall determine the acceptable form of consideration at the time of grant, subject to compliance with Applicable Laws. Such consideration may consist entirely of:

          (i)    cash;

          (ii)   check:

          (iii)  promissory note;

          (iv) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

          (v) other Ordinary Shares which (aa) in the case of Ordinary Shares acquired upon exercise of an option have been owned by the Optionee for more than six (6) months on the date of surrender; and (bb) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Ordinary Shares as to which such Option shall be exercised;

          (vi)   any combination of the foregoing methods of payment;  or

          (vii) such other consideration and method of payment for the issuance of Ordinary Shares to the extent permitted by Applicable Laws.

10.  Exercise of Option.
     ------------------
     (a)   Procedure for Exercise Rights as a Shareholder.  Any Option granted
           ----------------------------------------------
           hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

           An Option may not be exercised for a fraction of an Ordinary Share.

           An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Ordinary Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan and permitted under the Applicable Laws. Ordinary Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse or in the name of a
           nominee of the Optionee.   Until the share certificate evidencing
           such Ordinary Shares is issued (as evidenced by the entry of the name of the purchaser of such Option Shares in the Register of Members of the Company) no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Share, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such share certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 12 of the Plan.

           Exercising an Option in any manner shall decrease the number of Ordinary Shares thereafter available, both for the purposes of the Plan and for sale under the Option, by the number of Ordinary Shares as to which the Option is exercised.

     (b)       Termination of Employment Relationship, Directorship or
               -------------------------------------------------------
          Consulting Relationship. Upon termination of an Optionee's
          -----------------------
          Continuous Status as an Employee, Director or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for 90 days following the Optionee's termination of Continuous Status as an Employee, Director or Consultant. In the case of an Incentive Share Option, such period of time shall not exceed ninety (90) days from the date of termination. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Ordinary Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.

     (c)   Disability of Optionee.  In the event that an Optionee's Continuous
           ----------------------
           Status as an Employee, Director or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Ordinary Shares covered by the unexercisable portion of the Option shall
           revert to the Plan.   If, after termination, the Optionee does not
           exercise his or her Option within the time specified herein, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.

     (d)   Death of Optionee.  In the event of the death of an Optionee, the
           -----------------
           Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Ordinary Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.

11.  Non-Transferability of Options.   Unless determined otherwise by the
     ------------------------------
     Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

12.       Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset
          ----------------------------------------------------------------------
     Sale or Change of Control.
     -------------------------
     (a)   Changes in Capitalization.  Subject to any required action by the
           -------------------------
           shareholders of the Company, the number of Ordinary Shares covered by each outstanding Option, and the number of Ordinary Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Ordinary Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Ordinary Shares resulting from a share subdivision, reverse share subdivision, scrip dividend, combination or reclassification of Ordinary Shares, or any other increase or decrease in the number of issued Ordinary Shares effected (subject to Applicable Laws) without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration".
           Such adjustment shall be made by the Board, whose determination in
           that respect shall be final, binding and conclusive.   Except as
           expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Ordinary Shares subject to an Option.

     (b)   Dissolution or Liquidation.  In the event of the proposed dissolution
           --------------------------
           or liquidation of the Company,
           to the extent than an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Share, including Ordinary Shares as to which the Option would not otherwise be exercisable.

     (c)   Merger or Asset Sale.  In the event of a merger of the Company with
           --------------------
           or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation
           or a Parent or Subsidiary of the successor corporation.   In the
           event that the successor corporation refuses to assume or substitute for the options, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Shares, including Ordinary Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exerciseable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the
           expiration of such period.   For the purposes of this paragraph, the
           Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase, for each Ordinary Share of Optioned Share subject to the Option immediately prior to the merger or sale of assets, the consideration (whether share, cash or other securities or property) received in the merger or sale of assets by holders of Ordinary Shares for each Ordinary Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely ordinary share(s) (or its equivalent) of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Ordinary Share of Optioned Share subject to the Option, to be solely ordinary share(s) (or its equivalent) of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the merger or sale of assets.

13.  Date of Grant.   The date of grant of an Option shall be, for all purposes,
     -------------
     the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

14.  Amendment and Termination of Plan
     ---------------------------------
     (a)   Amendment and Termination.  The Board may at any time amend, alter,
           -------------------------
           suspend or terminate the Plan.

     (b)   Shareholder Approval.   The Company shall obtain shareholder approval
           --------------------
           of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

     (c)   Effect of Amendment or Termination.   No amendment, alteration,
           ----------------------------------
           suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

15.  Conditions Upon Issuance of Shares.
     ----------------------------------
     (a)   Legal Compliance.  Ordinary Shares shall not be issued pursuant to
           ----------------
           the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Ordinary Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b)   Investment Representations.  As a condition to the exercise of an
           --------------------------
           Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Ordinary Shares are being purchased only for investment and without any present intention to sell or distribute such Ordinary Shares if, in the opinion of counsel for the Company, such a representation is required.

16.  Liability of Company.
     --------------------
     (a)   Inability to Obtain Authority.  The inability of the Company to
           -----------------------------
           obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Ordinary Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Ordinary Shares as to which such requisite authority shall not have been obtained.

     (b)   Grants Exceeding Allotted Ordinary Shares.  If the Optioned Share
           -----------------------------------------
           covered by an Option exceeds, as of the date of grant, the number of Ordinary Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Share, unless shareholder approval of an amendment sufficiently increasing the number of Ordinary Shares subject to the Plan is timely obtained in accordance with Section 14(b) of the Plan.

17.  Reservation of Ordinary Shares.   The Company, during the term of this
     ------------------------------
     Plan, will at all times reserve and keep available such number of authorized Ordinary Shares as shall be sufficient to satisfy the requirements of the Plan.

18.  Shareholder Approval.   Continuance of the Plan shall be subject to
     --------------------
     approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                         KNOWLEDGE WELL GROUP LIMITED

                            1998 SHARE OPTION PLAN

                            SHARE OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.   NOTICE OF SHARE OPTION GRANT
     ----------------------------

[Optionee's Name and Address]



You have been granted an option to purchase Ordinary Shares of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number ___________________________

Date of Grant  ___________________________

Vesting Commencement Date           ___________________________

Exercise Price per Ordinary Share   $
                                    ---------------------------

Total Number of Ordinary Shares
Granted                             ___________________________

Total Exercise Price                $
                                    ---------------------------

Type of Option:                     ___  Incentive Share Option

                                    ___  Non-statutory Share
                                         Option

Term/Expiration Date:               ___________________________

Vesting Schedule:
----------------
This Option may be exercised, in whole or in part, in accordance with the following schedule:



Service Period:
--------------
The service period in respect of which this Option has been granted is as follows:

Termination Period:
------------------
This Option may be exercised for 90 days after termination of the Optionee's employment relationship, directorship or consulting relationship with the Company. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. In the event of the Optionee's change in status from Employee to Consultant or Consultant to Employee, this Option Agreement shall remain in effect. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.  AGREEMENT
     ---------
1.   Grant of Option.  The Plan Administrator of the Company hereby grants to
     ---------------
the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Ordinary Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and
conditions of the Plan, which are incorporated herein by reference.   Subject to
Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as as Incentive Share Option ("ISO"), this Option is intended to qualify as an incentive share option under Section 422 of the Code. However, if this Option is intended to be an Incentive Share Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Non-statutory Share Option ("NSO").

2.   Exercise of Option
     ------------------
(a)  Right to Exercise.  This Option is exercisable during its term in
     -----------------
     accordance with the Vesting Schedule set out in the Notice of Grant and the
     applicable provisions of the Plan and this Option Agreement.   In the event
     of the Optionee's death, Disability or other termination of the Optionee's employment relationship, directorship or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

(b)  Method of Exercise.  This Option is exercisable by delivery of an exercise
     ------------------
     notice, in the form attached as Exhibit A (the "Exercise Notice"), which
                                     ---------
     shall state the election to exercise the Option, the number of Ordinary Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered by hand or by certified mail or courier to the Secretary of the

     Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

     No Ordinary Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes, the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3.   Optionee's Representations.  In the event the Ordinary Shares have not been
     ---------------------------
     registered under the Securities Act of 1933, as amended, at the time this Option is exercised the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

4.   Lock-Up Period.  The Optionee hereby agrees that, if so requested by the
     ---------------
     Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, the Optionee shall not sell or otherwise transfer any Ordinary Shares or other seucrities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

5.   Method of Payment.  Payment of the aggregate Exercise Price shall be by any
     -----------------
     of the following, or a combination thereof, at the election of the
     Optionee:
     (a)  cash; or
     (b)  check; or
     (c) delivery of a properly executed Exercise Notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the Exercise Price.

6.   Non-Transferability of Option.  This Option may not be transferred in any
     -----------------------------
     manner otherwise than by will or by the laws of descent or distribution on intestacy and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7.   Term of Option.  This Option may be exercised only within the term set out
     --------------
     in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

8.   Tax Consequences.  Some of the United States federal tax consequences
     ----------------
     relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND IS BASED ON THE TAX LAWS AND REGULATIONS IN EFFECT AS OF FEBRUARY 28, 1998 WHICH LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES. OPTIONEES WHO ARE RESIDENTS OF IRELAND OR MAY BE OTHERWISE SUBJECT TO TAX LAWS OF OTHER JURISDICTIONS SHOULD CONSULT A TAX ADVISER WITH RESPECT TO SUCH TAX LAWS BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

     (a)  Exercising the Option.
          ---------------------
          (i)   Non-statutory Share Option.  The Optionee may incur regular
                --------------------------
                United States federal income tax and certain state income tax liabilities upon exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from the Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Ordinary Shares if such withholding amounts are not delivered at the time of exercise.
          (ii)  Incentive Share Option.  If this Option qualifies as an ISO, the
                ----------------------
                Optionee will have no regular United States federal income tax or state income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for United States federal tax purposes and may subject the

                Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee undergoes a change of status from Employee to Consultant, any Incentive Share Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Share Option and will be treated for tax purposes as a Non-statutory Share Option on the ninety-first (91st) day following such change of status.

     (b)  Disposition of Shares.
          ---------------------
          (i)   NSO.  If the Optionee holds NSO Ordinary Shares between 12 and
                ----
                18 months, any gain realised on disposition of the Ordinary Shares will be treated as long-term capital gains taxed at a maximum rate of 28% for federal income tax purposes. If the Optionee holds the NSO Ordinary Shares for more than 18 months after exercise, any long-term capital gain will be taxed at a maximum rate of 20%. Even more favourable rates may apply after the year 2000 on an elective basis and for securities held for more than five years from such date under certain circumstances.

          (ii)  ISO.  If the Optionee holds ISO Ordinary Shares for at least one
                ---
                year after exercise and two years after the grant date, any gain realised on disposition of the Ordinary Shares will be treated as long-term capital gains taxed at a maximum rate of 28% for federal income tax purposes. If the Optionee holds the ISO Ordinary Shares for at least 18 months after exercise and two years after the grant date, any long-term capital gain will be taxed at a maximum rate of 20% for most taxpayers. Even more favourable rates may apply after the year 2000 for securities held for more than five years from such date under certain circumstances. If the Optionee disposes of ISO Ordinary Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Ordinary Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Ordinary Shares and the aggregate Exercise Price. Any additional gain or loss will be treated as long term or short term capital gain, depending on the holding period.

     (c)       Notice of Disqualifying Disposition of ISO Ordinary Shares. If
               ----------------------------------------------------------
          the Optionee sells or otherwise disposes of any of the Ordinary Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Ordinary Shares by payment in cash or out of the current earnings paid to the Optionee.

9.   Entire Agreement:  Governing Law.  The Plan is incorporated herein by
     --------------------------------
     reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This Agreement is subject to and conditional upon compliance with the Applicable Laws, in particular, the laws of Ireland.

10.  No Guarantee of Continued Service.  OPTIONEE ACKNOWLEDGES AND AGREES THAT
     ----------------------------------
     THE VESTING OF ORDINARY SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, DIRECTOR OR CONSULTANT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, DIRECTOR OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS AN EMPLOYEE, DIRECTOR OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

     OPTIONEE:                      KNOWLEDGE WELL GROUP LIMITED



     _________________________      By:
                                       _________________________
                                     ___________________
     Signature


     __________________________     Title:
     COMPANY SECRETARY
     --------------------------
     Print Name

     __________________________
     Residence Address

     __________________________

     __________________________

                                   EXHIBIT A
                                   ---------


                            1998 SHARE OPTION PLAN

                                EXERCISE NOTICE



Knowledge Well Group Limited



Attention: Secretary
1.   Exercise of Option.  Effective as of today, _______________
     ------------------

     19__, the undersigned ("Purchaser") hereby elects to purchase _______________ ordinary shares (the "Shares") in the capital of Knowledge Well Limited (the "Company") such purchase to be made under and pursuant to the 1998 Share Option Plan (the "Plan") and the Share Option Agreement dated _____________________ 19__ (the "Option Agreement"). The purchase price for the Shares shall be US$________, as required by the Option Agreement.

2.   Delivery of Payment.  Purchaser herewith delivers to the Company the full
     -------------------
     purchase price for the Shares.

3.   Representations of Purchaser.  Purchaser acknowledges that Purchaser has
     ----------------------------
     received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4.   Rights as a Shareholder.  Until the entry of the Purchaser (or, if
     -----------------------
     requested, the Optionee and his or her spouse or his or her nominee) in the Register of Members of the Company occurs, no right to vote and receive dividends or any other rights as a shareholder shall exist with respect to the Option Shares, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Purchaser (or his or her nominee) as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 12 of the Plan.

5.   Purchaser hereby elects to have the Shares issued in the name of (check one):
                           _____                          of
             as
     !   !   Purchaser's nominee to hold the Shares on
     -----

             Purchaser's behalf and subject to Purchaser's directions. (If selected, the share certificate shall be mailed at Purchaser's risk to the address of the nominee specified above).

     _____   Purchaser.  (If selected, the share certificate
     !   !   shall be mailed at Purchaser's risk to the address specified
     -----
             below).

     _____   Purchaser and his or her spouse (if selected, the
     !   !   share certificate shall be mailed at the Purchaser's risk to the
     -----
             address specified below).

6.   Company's Right of First Refusal.  Before any Shares held by Purchaser or
     ---------------------------------
     any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").

     (a)     Notice of Proposed Transfer.  The Holder of the Shares shall
             ----------------------------
             deliver to the Company a written notice (the "Notice") stating:
             (i) the Holder's bona fide intention to sell or otherwise transfer such Shares;
             (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee");
             (iii) the number of Shares to be transferred to each Proposed Transferee; and
             (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price");
             and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

     (b)     Exercise of Right of First Refusal.  At any time within thirty (30)
             -----------------------------------
             days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with sub-section (c) below.

     (c)     Purchase Price.  The purchase price ("Purchase Price") for the
             ---------------
             Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

     (d)     Payment.  Payment of the Purchase Price shall be made, at the
             --------
             option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

     (e)     Holder's Right to Transfer.  If all of the Shares proposed in the
             ---------------------------
             Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignee(s) shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

     (f)     Exception for Certain Family Transfers.  Anything to the contrary
             ---------------------------------------
             contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee's lifetime or on the Optionee's death by will or intestacy to the Optionee's immediate family or a trust for the benefit of the Optionee's immediate family shall be exempt from the provisions of this Section. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

     (g)     Termination of Right of First Refusal.  The Right of First Refusal
             --------------------------------------
             shall terminate as to any Shares upon the first sale of Ordinary Shares of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

7.   Tax Consultation.  Purchaser understands that Purchaser may suffer adverse
     ----------------
     tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

8.   Restrictive Legends and Stop-Transfer Orders.
     ---------------------------------------------
     (a)     Legends.  Purchaser understands and agrees that the Company shall
             --------
             cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

                    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                    THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

     (b)     Stop-Transfer Notices.  Purchaser agrees that, in order to ensure
             ----------------------
             compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

     (c)     Refusal to Transfer.  The Company shall not be required:
             --------------------
             (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement; or

             (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

9.   Entire Agreement; Governing Law.  The Plan and Option Agreement are
     --------------------------------
     incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This Agreement is subject to and conditional upon compliance with Applicable Laws, in particular, the laws of Ireland.

10.  Successors and Assigns.  The Company may assign any of its rights under
     -----------------------
     this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Purchaser and his or her heirs, executors, administrators, successors and assigns.

11.  Interpretation.  Any dispute regarding the interpretation of this Agreement
     ---------------
     shall be submitted by the Purchaser or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

   Submitted by:                Accepted by:

   PURCHASER:                   KNOWLEDGE WELL GROUP LIMITED
   LIMITED
   __________________________   By:
                                         ______________________
   Signature                        __________________

   _________________________    Its:
                                            COMPANY SECRETARY
                                            -----------------


   Print Name

   Address:                     Address:
   -------                      -------

___________________________

___________________________

___________________________

                                   EXHIBIT B
                                   ---------

                      INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:

COMPANY:    KNOWLEDGE WELL GROUP LIMITED

SECURITY:   Ordinary Shares

AMOUNT:

DATE:


In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:
(a) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

(b) Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase, or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any legend required under applicable state securities laws.

(c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resales of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including:
     (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and

     in the case of an affiliate,
     (2)    the availability of certain public information about the Company;
     (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e); and
     (4)    the timely filing of a Form 144, if applicable.

     In any event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(d) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.


                                             Signature of Optionee:

                                             ______________________________
                                             ______________

                                             Date: ______________
                                             19_____